Silicon Storage Technology, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(in thousands, except per share data)

                                                      Three Month Ended        Year Ended
                                                         December 31,          December 31,
                                                    --------------------  --------------------
                                                      2003       2004       2003       2004
                                                    ---------  ---------  ---------  ---------
                                                         (unaudited)           (unaudited)
Net revenues:
     Product revenues............................. $  82,351  $  96,530    256,529  $ 404,731
     Technology licensing.........................    12,866      7,534     38,512     44,467
                                                    ---------  ---------  ---------  ---------
          Total net revenues......................    95,217    104,064    295,041    449,198
Cost of revenues..................................    62,747    103,461    218,775    322,093
                                                    ---------  ---------  ---------  ---------
Gross profit......................................    32,470        603     76,266    127,105
                                                    ---------  ---------  ---------  ---------
Operating expenses:
     Research and development.....................    10,334     11,474     43,144     48,630
     Sales and marketing..........................     5,840      6,845     22,272     28,306
     General and administrative...................     4,110      5,455     14,398     18,292
     Other non-recurring charges....................   1,371      4,159     37,849      5,638
                                                    ---------  ---------  ---------  ---------
          Total operating expenses................    21,655     27,933    117,663    100,866
                                                    ---------  ---------  ---------  ---------
Income (loss) from operations.....................    10,815    (27,330)   (41,397)    26,239
Interest and other income.........................       420        319      2,784      1,711
Interest expense..................................       (29)       (21)      (138)      (206)
Minority interest.................................        --        133         --         91
                                                    ---------  ---------  ---------  ---------
Income (loss) before provision for
    income taxes..................................    11,206    (26,899)   (38,751)    27,835
Provision for income taxes........................     2,101         26     26,416      3,906
                                                    ---------  ---------  ---------  ---------
Net income (loss)................................. $   9,105  $ (26,925)   (65,167) $  23,929
                                                    =========  =========  =========  =========

Net income (loss) per share - basic .............. $    0.10  $   (0.28)     (0.69) $    0.25
                                                    =========  =========  =========  =========

Shares used in per share calculation - basic .....    95,232     96,223     94,723     95,756
                                                    =========  =========  =========  =========

Net income (loss) per share - diluted ............ $    0.09  $   (0.28)     (0.69) $    0.24
                                                    =========  =========  =========  =========

Shares used in per share calculation - diluted....   100,000     96,223     94,723     99,143
                                                    =========  =========  =========  =========

Silicon Storage Technology, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(in thousands)

                                                         December 31,  December 31,
                                                             2003          2004
                                                         ------------  ------------
                                                                (unaudited)
                        ASSETS
Current assets:
    Cash, cash equivalents and short-term investments.. $    185,194  $    103,388
    Trade accounts receivable, net.....................       55,330        58,179
    Inventories........................................       46,120       156,618
    Other current assets...............................       13,232        16,049
                                                         ------------  ------------
         Total current assets..........................      299,876       334,234

Equipment, furniture and fixtures, net.................       11,325        16,620
Long-term marketable securities........................       24,969        23,699
Other assets...........................................       60,191       112,178
Goodwill...............................................           --        15,600
                                                         ------------  ------------
         Total assets.................................. $    396,361  $    502,331
                                                         ============  ============

                      LIABILITIES
Current liabilities:
    Notes payable, current portion..................... $        393  $        705
    Trade accounts payable.............................       47,507        88,489
    Accrued expenses and other current liabilities.....       11,911        31,259
    Deferred revenue...................................        3,630         2,388
                                                         ------------  ------------
         Total current liabilities.....................       63,441       122,841
Other liabilities......................................        1,423         1,307
Minority interest......................................           --         2,199
                                                         ------------  ------------
         Total liabilities.............................       64,864       126,347
                                                         ------------  ------------

                 SHAREHOLDERS' EQUITY
Common stock...........................................      345,384       358,605
Accumulated other comprehensive income.................        9,178        16,515
Retained earnings(Accumulated deficit).................      (23,065)          864
                                                         ------------  ------------
         Total shareholders' equity....................      331,497       375,984
                                                         ------------  ------------
         Total liabilities and shareholders' equity.... $    396,361  $    502,331
                                                         ============  ============